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                                                                       Exhibit 8




                                                     November 14, 1997


Amscan Holdings, Inc.
80 Grasslands Road
Elmsford, New York  10523

                           Re:      Amscan Holdings, Inc.
                                    Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to the independent directors of the Board of Directors of Amscan Holdings, Inc. (the "Company"), in connection with the Proxy Statement/Prospectus which is included in the Registration Statement on Form S-4 (333-_____) (the "Registration Statement") filed on November 14, 1997 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, respecting the Agreement and Plan of Merger, dated as of August 10, 1997 (the "Merger Agreement"), between the Company and Confetti Acquisition Inc., a Delaware corporation ("Acquisition") affiliated with GS Capital Partners II, L.P. and certain other private investment funds managed by Goldman, Sachs & Co., pursuant to which Acquisition will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"). Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Registration Statement.

                  In connection with this opinion, we have examined the Registration Statement as filed with the SEC on November 13, 1997, including (i) the Proxy Statement/Prospectus contained therein (the "Proxy Statement/Prospectus"), (ii) the Merger Agreement, (iii) the Voting Agreement, dated as of August 10, 1997, by and among Acquisition, the Estate of John A. Svenningsen and Christine Svenningsen, and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed that (i) such documents will not be amended and (ii) the parties to such documents will comply with the terms thereof.

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Amscan Holdings, Inc.
November 14, 1997
Page 2


                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Company.

                  In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

                  We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is the opinion of Skadden, Arps, Slate, Meagher & Flom LLP that the discussion in the Proxy Statement/Prospectus under the heading "Federal Income Tax Consequences" is true and correct in all material respects, and we confirm that the opinion expressed therein represents our opinion on the federal income tax consequences.


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Amscan Holdings, Inc.
November 14, 1997
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                  We consent to the filing of this opinion as an exhibit to the
Registration Statement and to our being named in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                        Very truly yours,


                                        Skadden, Arps, Slate, Meagher & Flom LLP



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